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SECURITIES AND EXCHANGE COMMISSION

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Goldman Sachs Announces Agreement to Acquire NEOS Investments

Acquisition will add $30 billion in active income ETFs to Goldman Sachs Asset Management’s $40 billion in income and outcome-oriented options-based ETF solutions

Combined platform will position Goldman Sachs Asset Management as a top eight active ETF provider with $80 billion in active ETFs across a $130 billion global ETF platform as of June 30, 2026

Acquisitions of NEOS Investments and Innovator Capital Management, combined with Goldman Sachs Asset Management, create broad options-based ETF franchise

NEW YORK – August 12, 2026 – The Goldman Sachs Group, Inc. (Goldman Sachs) (NYSE: GS) today announced it has entered into an agreement to acquire NEOS Investments (NEOS), a specialized provider of systematic options-based income exchange-traded funds (ETFs). NEOS, one of the fastest-growing ETF platforms, manages $30 billion in assets across 19 options-based income ETFs as of June 30, 2026. Through this acquisition, Goldman Sachs Asset Management expands its offering of sophisticated derivative-based ETF solutions to help meet the growing demand and broad range of global portfolio needs for investors and advisors.

“As investor demand for active ETFs grows, NEOS’ disciplined investment approach is highly complementary to our capabilities across buffer, managed outcome and income strategies. Together, we will give investors a diverse toolkit for different market environments,” said David Solomon, Chairman and CEO of Goldman Sachs. “NEOS’ innovative ETF solutions and intuitive financial education programs have helped them build a strong market presence across a diverse investor base and this acquisition is an excellent strategic and cultural fit.”

Growth in derivative income ETFs has accelerated as investors expect modern solutions to deliver attractive income, navigate interest rate volatility and manage risk in the transparent, tax-efficient ETF wrapper. Industry-wide, derivative income ETFs have grown to approximately $180 billion in assets under management (AUM) and represent one of the fastest-growing categories of ETFs, with a compound annual growth rate (CAGR) of more than 70% since 2021, according to Morningstar. NEOS has been one of the market leaders in the derivative income category since launching its flagship options-based income ETF suite in 2022.

“Our vision for NEOS since our founding has been to meet investors where they are, challenge conventional thinking and develop innovative investment solutions that aim to help achieve better outcomes. Every investor’s income needs, risk tolerances and objectives are unique, and we built our business with that core understanding. Our commitment to that principle is absolute,” said Garrett Paolella, Co-Founder of NEOS.

“As we think about the next chapter for our business, Goldman Sachs Asset Management is a partner that shares our commitment to investment excellence and innovation. Together, we’ll combine NEOS’ entrepreneurial spirit with Goldman Sachs’ scale, expertise and resources to expand the reach of NEOS’ solutions and deliver even greater value for our investors,” said Troy Cates, Co-Founder of NEOS.

Founded in 2022, NEOS is a pioneer in next-generation options-based ETF solutions that seek to provide high monthly income, tax efficiency and diversification.

As of June 30, 2026, Goldman Sachs Asset Management, Innovator from Goldman Sachs Asset Management and NEOS manage more than $130 billion in ETF assets under supervision (AUS). The combination will create the eighth largest active ETF manager as of June 30, 2026, according to Morningstar. With complementary sales and marketing capabilities, we believe there are significant opportunities to grow the firm’s overall ETF franchise as wealth demand continues to grow globally.

NEOS’ investment capabilities expand Goldman Sachs Asset Management’s leadership in seeking to deliver attractive investment performance and exceptional service to its clients. Goldman Sachs Asset Management offers a broad range of Direct Indexing and separately managed accounts, active ETFs and alternative investment strategies including through its G-Series evergreen funds.

The partnership seeks to provide NEOS the scale and resources to strengthen its brand and ability to serve investors in new markets, while preserving the firm’s distinct philosophy.

Following the completion of the transaction, Co-Founders and Managing Partners Troy Cates and Garrett Paolella, pioneers in the options-based ETF industry, will join Goldman Sachs Asset Management as Partners. They bring decades of expertise in options-based investing to advance Goldman Sachs Asset Management’s leadership in active ETF, tax-efficient income strategies and investment solutions. Upon completion of the transaction, it is expected that the full NEOS team will join Goldman Sachs Asset Management, including founders, investors, and client service teams.

The acquisition strategically expands the firm’s more durable revenue and reinforces its commitment to offering investors comprehensive solutions.

The transaction consideration of up to $2.25 billion in cash and equity is subject to the achievement of certain performance and/or service commitments.

The transaction is expected to close in the first quarter of 2027, subject to regulatory approval and other customary closing conditions.

Goldman Sachs was advised by Goldman Sachs Global Banking & Markets as financial advisor and Wachtell, Lipton, Rosen & Katz and Willkie Farr & Gallagher LLP as legal counsel. Barclays is serving as exclusive financial advisor and Ropes & Gray LLP is serving as legal counsel to NEOS.

About Goldman Sachs

Goldman Sachs is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

About Goldman Sachs Asset Management

Goldman Sachs Asset Management is the primary investing area within Goldman Sachs, delivering investment and advisory services across public and private markets for the world’s leading institutions, financial advisors, and individuals. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. Goldman Sachs Asset Management is a leading investor across fixed income, liquidity, equity, alternatives, and multi-asset solutions. Goldman Sachs oversees approximately $4 trillion in assets under supervision as of June 30, 2026. Follow us on LinkedIn.

Assets Under Supervision (AUS) includes assets under management and other client assets for which Goldman Sachs does not have full discretion.

About NEOS Investments

Founded in 2022, NEOS Investments offers ETFs that aim to deliver the next evolution of options strategies, where seeking income is the outcome. Built on decades of research and experience, NEOS ETFs aim to empower investors with portfolio building blocks that provide monthly income, tax efficiency, and diversification through data-driven options-based ETFs. NEOS Investments’ shareholder base includes Aretex Capital and investor Tom Lydon.

Contacts:

Goldman Sachs Media Relations

Mary Athridge

+1 212 902 5400

mary.athridge@gs.com

Goldman Sachs Investor Relations

Jehan Ilahi

+1 212 902 0300

jehan.ilahi@gs.com

NEOS Investments

neos@bursonbuchanan.com

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In an effort to distinguish funds by what they own, as well as by their prospectus objectives and styles, Morningstar developed the Morningstar Categories. While the prospectus objective identifies a fund's investment goals based on the wording in the fund prospectus, the Morningstar Category identifies funds based on their actual investment styles as measured by their underlying portfolio holdings (portfolio and other statistics over the past three years).

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The Goldman Sachs Group, Inc. (“Goldman Sachs”) has entered into an agreement to acquire Neos Investments LLC, the parent company of NEOS Investment Management, LLC (“NEOS”). NEOS serves as investment adviser for the series of NEOS ETF Trust (the “Trust,” and the series thereof, the “Funds”). In connection with the acquisition, shareholders of the Funds will be asked to approve: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the “Proposals”).

The NEOS ETF Trust and its trustees, officers and nominees for trustees, NEOS and its affiliates and their officers and employees, and other persons, including Goldman Sachs and certain of its affiliates, are considered participants in the solicitation of votes (the “Participants”) in the forthcoming proxy statement. More detailed information regarding the Participants, including a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be included in the proxy statement and other relevant documents to be filed with the SEC.

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. On or about August 17, 2026, the Trust on behalf of its series (the“Funds”) will file with the SEC a preliminary proxy statement on Schedule 14A. The information in the preliminary proxy statement will not be complete and may be changed. Investors and security holders are strongly advised to read the proxy statement and the related materials on Schedule 14A that will be filed by the Trust with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the proxy statement (once it becomes available) may be obtained free of charge at www.neosfunds.com.

These materials may contain forward-looking statements relating to the business and financial outlook of the Funds that are based on the Funds' current expectations, estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that a Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in these materials.

About Goldman Sachs Asset Management

Goldman Sachs Asset Management is the primary investing area within Goldman Sachs, delivering investment and advisory services across public and private markets for the world’s leading institutions, financial advisors, and individuals. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. Goldman Sachs Asset Management is a leading investor across fixed income, liquidity, equity, alternatives, and multi-asset solutions. Goldman Sachs oversees approximately $4 trillion in assets under supervision as of June 30, 2026. Follow us on LinkedIn.

Assets Under Supervision (AUS) includes assets under management and other client assets for which Goldman Sachs does not have full discretion.

About NEOS Investments

Founded in 2022, NEOS Investments offers ETFs that aim to deliver the next evolution of options strategies, where seeking income is the outcome. Built on decades of research and experience, NEOS ETFs aim to empower investors with portfolio building blocks that provide monthly income, tax efficiency, and diversification through data-driven options-based ETFs. NEOS Investments’ shareholder base includes Aretex Capital and investor Tom Lydon.

Contacts:

Goldman Sachs Media Relations

Mary Athridge

+1 212 902 5400

mary.athridge@gs.com

Goldman Sachs Investor Relations

Jehan Ilahi

+1 212 902 0300

jehan.ilahi@gs.com

NEOS Investments

neos@bursonbuchanan.com